EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cargill, Incorporated:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Amendment No. 4 to the prospectus. Our report on the consolidated financial statements refers to the adoption, in fiscal 2004, of the provisions of the Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”

/s/ KPMG LLP

Minneapolis, Minnesota

September 16, 2004